UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2015

HASHINGSPACE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-190726	30-0780061
(State of Organization)	(Commission File Number)	(I.R.S. Employer
Identification No.)

5700 Oakland Avenue, #200, St. Louis, Missouri 63110
(Address of principal executive offices)

Registrant's telephone number, including area code: (877) 482-9585

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

♦ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

♦ Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a -12)

♦ Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d -2(b))

♦ Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e -4(c))

ITEM 5.02 APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On August 25, 2015, the Board of Directors of HashingSpace Corporation (the "Registrant") appointed Michael Whitaker as its Chief Operating Officer.  Mr. Whitaker has an extensive 25-year background managing and developing telecommunications networks and applications. Mr. Whitaker served as the Chief Operating Officer at CountryWide Broadband a triple play services provider from 2013 to 2015. He held the position of COO at Memphis Networx from 2000 to 2003 where he led the design and construction of a 110-mile metropolitan fiber network. Mr. Whitaker also held the position of Vice President of Strategic Alliances for Williams Communications Networks and part of a project team managing the construction of a 42,000-mile national network for SBC (now ATT) from 1997 to 2000. Additionally, Mr. Whitaker was the founder of Visual Collaboration Communications and also Vice President and General Manager of Broadband Services for Core Express and the City Manager of O'Fallon and Lake St. Louis, Missouri. Mr. Whitaker earned BS in Political Science/Management from Indiana State University.
Mr. Whittaker's appointment will be effective as of September 1, 2015 and he will earn monthly compensation between $7,000 to $20,000 per month based upon the Registrant's revenues, which compensation shall accrue until the registrant consummates offerings in the aggregate amount of $750,000. The Registrant also issued Mr. Whitaker performance based options to purchase an aggregate of 2,750,000 shares of the Registrant's common stock at the exercise price of $0.05 per share.  The agreement also provides eligibility for customary benefits upon availability from the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2015	HASHINGSPACE CORPORATION

	By:	/s/ Timothy Roberts
Name: Timothy Roberts
Title: Chairman, Chief Executive Officer